Exhibit 1a-11

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Report on the Form 1-A registration of CF Fund II, LLC for the initial period November 30, 2015 of our report dated December 23, 2015 included in its Registration Statement on Form 1-A relating to the financial statements for the initial period November 30, listed in the accompanying index.

Spiegel Accountancy Corp

Pleasant Hill, California

January 6, 2016

2300 Contra Costa Blvd., Suite 425      □ Pleasant Hill, CA 94523      □ Phone (925)-4000      □ Fax (925) 363-3370